UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

II-VI Incorporated

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IIVI	Nasdaq Global Select Market
Series A Mandatory Convertible Preferred Stock, no par value	IIVIP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, the Board of Directors of II-VI Incorporated (the “Company”) elected David L. Motley to serve as a member of the Board of Directors, effective immediately. Mr. Motley will serve as a Class Three Director. The Board of Directors has determined that Mr. Motley qualifies as an independent director under Nasdaq listing standards and related rules and regulations of the Securities and Exchange Commission. Mr. Motley has not been appointed to any committees of the Board of Directors at this time.

Mr. Motley, 62, has served as Managing Partner with BlueTree Venture Fund, a venture fund focused on early-stage life science and information technology opportunities, since 2012. Mr. Motley also has served as a partner in DDRC 327 NEGL, LLC, a real estate development company, since 2016 and as Chief Executive Officer and President of MCAPS, LLC, a professional services company providing corporate real estate services and information technology capabilities and services, since January 2018. From 2011 to July 2017, Mr. Motley served as Senior Managing Partner of Headwaters SC, a private equity advisory services company. Mr. Motley also serves on the boards of directors of Deep Lake Capital Acquisition Corp., a blank check company, F.N.B. Corporation, a diversified financial services company, and Koppers Holdings Inc., an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds. Mr. Motley also is a member of the board of directors of SRI International, an independent nonprofit technology research and development organization. Mr. Motley is a Cum Laude graduate of the University of Pittsburgh’s Swanson School of Engineering and a Distinguished Alumni Awardee, a recognition provided to less than one percent of the graduates. Mr. Motley also holds an M.B.A. from the Harvard Business School.

In connection with Mr. Motley’s appointment to the Board of Directors, and consistent with the Board of Directors’ current compensation arrangements for non-employee directors, Mr. Motley will be eligible to receive the Company’s standard annual cash compensation and expense reimbursement for non-employee directors, pro-rated for the remainder of the Company’s 2021 fiscal year. Mr. Motley also will be eligible to receive equity awards as part of the Company’s standard compensation for non-employee directors, as well as reimbursement of expenses.

There were no arrangements or understandings between Mr. Motley and any other person pursuant to which Mr. Motley was selected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Motley that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2021, the Board of Directors unanimously voted to amend and restate the Company’s corporate Bylaws (the “Bylaws”), effective immediately. The amended and restated Bylaws were the result of a comprehensive review of the Bylaws for the first time in several years. In addition to changes such as rewording provisions for clarity and increasing the use of “plain English,” the amendments add certain other general procedural provisions regarding shareholder meetings which were not previously expressly stated in the Bylaws. A copy of the amended and restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 26, 2021, the Board of Directors approved and adopted a new Code of Ethical Business Conduct (the “Code”) applicable to all directors, officers and employees of the Company, as well as contractors, consultants, temporary workers, suppliers and other third parties. The Code was approved and adopted by the Board as part of its ordinary course recurrent review of the Company’s codes and policies. The Code establishes basic standards of business practice, as well as professional and personal conduct that are expected of all covered persons. The Code supersedes the Company’s Code of Business Conduct and Ethics previously adopted by the Board (the “Prior Code”). The adoption of the Code did not relate to or result in any waiver, whether explicit or implicit, of any provision of the Prior Code. A copy of the Code is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 8.01. Other Events.

On February 26, 2021, the Board of Directors of the Company declared a quarterly dividend of $3.00 per share on its 6.00% Series A Mandatory Convertible Preferred Stock (Nasdaq: IIVIP). The quarterly dividend will be payable in cash on April 1, 2021, to all shareholders of record as of the close of business on March 15, 2021.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

3.1	Amended and Restated Bylaws of II-VI Incorporated, as amended and restated effective February 26, 2021.

14.1	Code of Ethical Business Conduct of II-VI Incorporated.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated

Date: March 1, 2021	By:	/s/ Jo Anne Schwendinger
Jo Anne Schwendinger
Chief Legal and Compliance Officer